UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA		01886
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Cynosure, Inc. (the “Company”) is filing this Current Report on Form 8-K to disclose the effect of adopting a new accounting pronouncement, FASB Accounting Standards Update (ASU) No. 2011-5, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, on the Company’s historical financial information contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The following table presents selected components of the unaudited Consolidated Statements of Comprehensive Loss for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009 and should be read in conjunction with the information in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011:

	Year Ended December 31,
	2011	2010	2009
		(in thousands)
Net loss	$(2,905)	$(5,546)	$(22,758)

Other comprehensive (loss) income components:
Cumulative translation adjustment	(97)	(510)	422
Unrealized (loss) gain on marketable securities	(6)	23	(78)

Total other comprehensive (loss) income	(103)	(487)	344

Total comprehensive loss	$(3,008)	$(6,033)	$(22,414)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: October 1, 2012	By:	/s/ Timothy W. Baker
Timothy W. Baker
Executive Vice President and Chief Financial Officer